UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road

Wilmington, DE 19809

(Address of principal executive offices, including zip code)

302-385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TBBK	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

[_] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Financial Officer

On March 28, 2025, Paul Frenkiel, 72, announced his retirement from his position as the Executive Vice President, Chief Financial Officer and Secretary of The Bancorp, Inc. (the “Company”). The Company thanks Mr. Frenkiel for his many years of service. Pursuant to the terms of restricted stock unit awards granted under the 2020 Equity Incentive Plan and 2024 Equity Incentive Plan, Mr. Frenkiel’s unvested restricted stock units (of which 25,561 are unvested as of the date of the retirement) will vest on the one-year anniversary of Mr. Frenkiel’s retirement date.

In conjunction with Mr. Frenkiel’s retirement, the Company and Mr. Frenkiel entered into a Retirement, Consulting and Release Agreement (“Retirement Agreement”) on March 28, 2025. Pursuant to the Retirement Agreement, and to assist in the transition of his role to his successor, Mr. Frenkiel will serve as a consultant to the Company through December 31, 2025 but will no longer be an employee of the Company. As consideration for the consulting services, the Company will pay Mr. Frenkiel a consulting fee of $250,000, payable in monthly installments. Mr. Frenkiel will not be eligible to receive any incentive compensation under the Retirement Agreement. The Retirement Agreement contains customary confidentiality, cooperation, non-solicitation and non-disparagement provisions.

The foregoing description of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to its complete text, a copy of which has been attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Interim Chief Financial Officer

On March 28, 2025, the Board of Directors (the “Board”) of the Company appointed Martin Egan, 57, the Company’s current Chief Accounting Officer, as the Company’s Interim Chief Financial Officer. He will also continue to serve as the Chief Accounting Officer. For the preceding five years, Mr. Egan served as the Company’s Chief Accounting Officer. Mr. Egan holds a Bachelor of Science degree in Business Administration and Accounting from Shippensburg University of Pennsylvania. Effective upon Mr. Egan’s appointment, Mr. Egan will continue to receive his current annual base salary of $375,000.

There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Egan.

The Company is continuing its formal search process, which began last year, for a successor Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1       Retirement Agreement

104       Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2025	THE BANCORP, INC.

	By:	/s/ Erika Caesar
	Name:	Erika Caesar
	Title:	EVP, General Counsel and Corporate Secretary